UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2026

HF FOODS GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	001-38180 (Commission File No.)	81-2717873 (IRS Employer Identification No.)

6325 South Rainbow Boulevard, Suite 420 Las Vegas, Nevada (Address of principal executive offices)	89118 (Zip Code)

Registrant’s telephone number, including area code: (888) 905-0998

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	HFFG	Nasdaq Capital Market
Preferred Share Purchase Rights	N/A	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2026, HF Foods Group Inc. (the "Company") entered into an amended and restated employment agreement with Felix Lin, the Company's Chief Executive Officer (the "CEO Employment Agreement Amendment"). Additionally, on September 28, 2026, the Company entered into employment agreements with Paul McGarry, the Company’s Chief Financial Officer, and Christine Chang, the Company’s Chief Administrative Officer (collectively, the “CFO and CAO Employment Agreements”). The CEO Employment Agreement Amendment provides that (i) non-renewal by the Company will constitute a qualifying termination entitling Mr. Lin to severance benefits and (ii) the pro-rata current year bonus eligibility date in the event of a qualifying termination is changed from June 30 to March 31. The CFO and CAO Employment Agreements provide that each executive’s prior compensation terms remain unchanged and that the agreements otherwise mirror the full terms of the CEO Employment Agreement, as amended, except that the initial term of each of the CFO and CAO Employment Agreements is one year.

Also, on September 28, 2026, the Compensation Committee of the Board of Directors of the Company approved (i) an amended and restated Severance Plan (the "Severance Plan Amendment”) to include target bonus in severance benefits for the Chief Executive Officer and (ii) amendments to the forms of Restricted Stock Unit ("RSU") and Performance Share Unit ("PSU") awards agreements under the 2018 Omnibus Incentive Plan (the “Plan”), and amendments to currently outstanding RSU and PSU awards under the Plan (collectively, the “Equity Award Amendments”). The Equity Award Amendments (i) modify the vesting date on RSU and PSU grants from April 15 to March 17, (ii) increase the change in control protection period from 12 months to 24 months, (iii) provide for full acceleration of unvested awards upon death or disability, and (iv) provide for pro-rata PSU payment at the end of a performance period based on actual performance upon a qualifying non-change in control termination.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the CEO Employment Agreement Amendment, each of the CFO and CAO Employment Agreements, the Severance Plan Amendment and the Equity Award Amendments, copies of which are filed as Exhibits 10.1 through 10.6 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1†	Amended and Restated Employment Agreement between HF Foods Group Inc. and Xi Lin, effective as of September 28, 2026.
10.2†	Employment Agreement between HF Foods Group Inc. and Paul McGarry, effective as of September 28, 2026.
10.3†	Employment Agreement between HF Foods Group Inc. and Christine Chang, effective as of September 28, 2026.
10.4†	Amended and Restated HF Foods Group Inc. Severance Plan, dated September 28, 2026.
10.5†	Form of 2018 Omnibus Equity Incentive Plan Restricted Stock Unit Amended and Restated Awards Agreement.
10.6†	Form of 2018 Omnibus Equity Incentive Plan Performance Share Unit Amended and Restated Awards Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF FOODS GROUP INC.

Date: October 2, 2026	/s/ Paul McGarry
Paul McGarry
Chief Financial Officer